CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 63 to Registration Statement No. 33-46973 on Form N-1A of our report dated December 26, 2008, relating to the financial statements and financial highlights of The Payden & Rygel Investment Group, including Payden Cash Reserves Money Market Fund, Payden Limited Maturity Fund, Payden Short Bond Fund, Payden U.S. Government Fund, Payden GNMA Fund, Payden Core Bond Fund, Payden Opportunity Bond Fund, Payden High Income Fund, Payden Tax Exempt Bond Fund, Payden California Municipal Income Fund, Payden Global Short Bond Fund, Payden Global Fixed Income Fund, Payden Emerging Markets Bond Fund, Payden Value Leaders Fund, Payden Market Return Fund, Payden U.S. Growth Leaders Fund, Payden Global Equity Fund, Payden/Wilshire Longevity Fund 2010+, Payden/Wilshire Longevity Fund 2020+, Payden/Wilshire Longevity Fund 2030+, and Payden/Wilshire Longevity Fund 2040+, and The Metzler/Payden Investment Group, including Metzler/Payden European Emerging Markets Fund, Metzler/Payden European Leaders Fund, and Metzler/Payden International Real Estate Fund, appearing in the Annual Report on Form N-CSR of The Payden & Rygel Investment Group for the year or period ended October 31, 2008, and to the references to us under the headings "Fund Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

Chicago, Illinois
August 10, 2009